Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

For more information contact:

Lori Evans

Evans Public Relations/for SiRF Technology Holdings, Inc.

650/200-5891

lori@evanspublicrelations.com

SiRF Technology to Acquire Centrality Communications to Strengthen its

Multifunction Location Platform Strategy

Navigation and Multimedia SoCs broaden SiRF’s Multifunction Offerings

SAN JOSE, Calif. – June 21, 2007 – SiRF Technology Holdings, Inc. (NASDAQ: SIRF), a leading provider of GPS-enabled silicon and premium software location platforms, today announced that it has signed a definitive agreement to acquire Centrality Communications Inc, a leading developer of navigation processor solutions for mobile navigation devices, for a total consideration of $283 million in stock and cash.

Founded in 1999, Centrality has developed a range of system on a chip (SoC) offerings that bring high quality navigation and multimedia experience to consumers in mobile environments. Headquartered in Redwood City, California, Centrality has more than 190 employees and a worldwide presence with its main development center in Shanghai, China and branch offices in Taipei, Seoul and Brussels.

Centrality’s Atlas™ and Titan™ family of navigation processors together deliver the new standard in features and value for the navigation infotainment systems (NIS) market. By leveraging Centrality’s suite of reference platforms, leading NIS manufacturers can deliver compelling products and services to market quickly.

“World class multifunction SoC platform expertise is a significant differentiator for us, especially as we address the emerging needs of portable navigation, automotive and consumer markets with value-added products,” said Dr. Michael Canning, president and chief executive officer of SiRF. “Centrality’s team has a proven track record of delivering innovative solutions to market and we believe that the combined entity can provide a very attractive product portfolio to address the price performance and functionality needs of our customers. In addition, the Shanghai Center will enable us to scale our development activities rapidly and significantly strengthen our capabilities to address the fast-growing China market.”

With its primary focus on portable navigation-infotainment devices, Centrality has developed a range of platforms centered on enhancing the location, information and entertainment experience of consumers. Based on a proprietary dual-core processor architecture, these SoCs have integrated GPS, DSP, graphics and multimedia accelerators, providing breakthrough performance while achieving lower cost. While the Atlas™ family focuses on high performance value solutions, the Titan™ platform is designed for the highest end solutions.

“Centrality has developed a leading innovative family of SoC processors for navigation infotainment systems and these combined with SiRF’s overall location platform market leadership, global brand recognition, and worldwide support infrastructure opens up vast opportunities for our platforms,” said Rob Baxter, president and chief executive officer of Centrality. “Joining forces with SiRF enables us to combine our SoC platform and media expertise with SiRF’s location and multifunction radio expertise, further strengthening our technology leadership position and enabling us to bring more value-added products to market quickly.”

Centrality delivers platforms with full reference design support in order to ensure that customers enjoy the best system performance, shortest time-to-market and enhanced product differentiation. As a leading provider of embedded GPS platforms, Centrality supports multiple operating system environments to address customer needs. With a large number of fully qualified ODM customers, Centrality can help bring better and more innovative products to market faster.

“SiRF and Centrality have a shared vision of bringing the benefits of location information to mainstream consumers through innovations. We believe that there is a large potential market opportunity for mobile consumer devices with convergence of location, entertainment and wireless communications capabilities,” said Kanwar Chadha, founder and vice president of marketing for SiRF. “Our combined expertise can deliver very powerful end-to-end multifunction location platforms to location-enable a broad range of new devices and services and to help our customers, operators and content partners add more value to their offerings while significantly enhancing the consumer experience.”

Under the terms of the Agreement, in exchange for all of the outstanding capital stock of Centrality, including equity awards, SiRF has agreed to pay $283 million in a combination of cash and shares of SiRF Common Stock. The boards of directors of both companies have approved the merger. Completion of this transaction is subject to customary closing conditions and is expected to close next quarter.

Conference Call Details

SiRF Technology Holdings, Inc. will host conference call at 5:00PM EDT/2:00PM PDT today, June 21, to discuss this acquisition. The conference call will be webcast live via the Internet in the investor relations section of the SiRF website at http://www.sirf.com. Interested parties should access the site, downloading any necessary audio software, at least ten minutes prior to the call. An archived webcast replay of the call will be available at the web site for twelve months.

To listen to the call, please dial (800) 896-8445 (domestic) or (785) 830-1916 (international) approximately 10 minutes prior to the start time. The conference ID is: SIRF. A telephonic replay will be available approximately two hours following the call and will remain available for one week. The telephone playback of the conference call can be accessed by dialing (800) 839-5576.

About SiRF Technology

SiRF Technology Holdings, Inc. develops and markets semiconductor and software products that are designed to enabled location-awareness utilizing GPS and other location technologies, enhanced by wireless connectively capabilities such as Bluetooth, for high-volume mobile consumer devices and commercial applications. SiRF’s technology has been integrated into mobile consumer devices such as automobile navigation systems, mobile phones, PDAs, GPS-based peripherals and handheld GPS navigation devices, and into commercial applications such as location servers, asset tracking devices and fleet management systems. SiRF markets and sells its products in three target platforms: wireless handheld devices, such as mobile phones; automotive electronics systems, including navigation and telematics systems; and consumer and compute devices, including personal digital assistants, notebook computers, recreational GPS handhelds, mobile gaming machines, digital cameras and watches. Founded in 1995, SiRF is headquartered in San Jose, California, and has sales offices, design centers and research facilities around the world. The company trades on the NASDAQ Stock Exchange under the symbol SIRF. Additional information about SiRF and its location technology solutions can be found at www.sirf.com.

About Centrality Communications, Inc.

Centrality is a leading developer of semiconductor system solutions for GPS navigation products. Headquartered in Redwood City, California, Centrality also has a worldwide presence with branch offices in Shanghai, Taipei, Seoul, Caymans and Brussels. Centrality’s Atlas™ and Titan™ family of navigation processors together deliver the new standard in features and value for the navigation infotainment systems (NIS) market. By leveraging Centrality’s suite of reference platforms, leading NIS manufacturers can deliver compelling products and services to market quickly. For more information, please visit: www.centralitynav.com .

Forward-Looking Statements:

Except for the historical information contained herein, the matters set forth in this press release, including, but not limited to, statements regarding the benefits of the combined company, including its product portofolio, price-performance-functionality, our ability scale our development activity in Shanghai and our ability to strenthen our position in the China market, the benefits of the Titan platform, our ability to strengthen Centrality’s technology position and bring products to market quickly, the market opportunity for mobile consumer devices, ability of Centrality to strengthen SiRF’s multifunction location platform strategy, its world class multifunction SoC platform expertise and the anticipated closing of the acquisition are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “to,” “being,” “possible,” “may,” “will,” “addresses,” “designed to,” “provide,” “believe,” and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and should not be considered as an indication of future performance. SiRF’s actual results could differ materially from those discussed in these forward-looking statements as a result of risks and uncertainties, including, among others, the risk that we may not realize the anticipated benefits of this acquisition, risks associated with acquisitions, including the ability to successfully integrate the acquired technologies or operations, potential diversion of management’s attention and our ability to retain key employees of acquired businesses, demand and market acceptance for our products and those of our customers, the market for GPS-based location awareness, risks associated with the semiconductor industry and other risks and uncertainties discussed in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007 and from time to time in SiRF’s SEC reports. These forward-looking statements speak only as of the date hereof. We do not undertake any obligation to update forward-looking statements.

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Editors Note: SiRF Technology and the SiRF logo are registered trademarks of SiRF Technology, Inc. Other trademarks are the property of their respective companies.